CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of the Registration Statement of Highland Floating Rate Opportunities Fund (File Nos. 333-[            ] and 811-23268), on Form N-2 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

/s/ K&L Gates LLP
K&L Gates LLP

February 1, 2019